
                                                                                                      Exhibit 11

                                                 Tetra Tech, Inc.
                                  Computation of Net Income Per Common Share
                                                   (Unaudited)


                                                      Three Months Ended                  Nine Months Ended
                                               --------------------------------------------------------------------
                                                   July 4,          June 28,          July 4,          June 28,
                                                    1999              1998             1999              1998
                                               ---------------  ----------------  ---------------  ----------------
Basic:
   Common stock outstanding, beginning
     of period............................         37,578,160       35,061,500        35,788,250        32,366,022
   Exchanged stock........................              5,891               --           143,382
   Stock options exercised................             73,205          140,773           243,943           244,452
   Stock purchase plan issuance...........            156,170          143,922           156,361           143,922
   Issuance of common stock...............            364,312               --         1,845,802         2,502,197
   Payment of fractional shares...........            (45,720)              --           (45,720)             (398)
                                               ---------------  ----------------  ---------------  ----------------

   Common stock outstanding, end
     of period............................         38,132,018       35,346,195        38,132,018        35,346,195
                                               ---------------  ----------------  ---------------  ----------------
                                               ---------------  ----------------  ---------------  ----------------

   Weighted average common stock
     outstanding during the period........         37,801,477       35,183,614        36,805,123        34,695,200
                                               ---------------  ----------------  ---------------  ----------------
                                               ---------------  ----------------  ---------------  ----------------

   Net income as reported in condensed
     consolidated financial statements....     $    8,503,000   $    5,493,000    $   20,392,000   $    14,064,000
                                               ---------------  ----------------  ---------------  ----------------
                                               ---------------  ----------------  ---------------  ----------------

   Basic Earnings Per Share...............     $         0.22   $         0.16    $         0.55   $          0.41
                                               ---------------  ----------------  ---------------  ----------------
                                               ---------------  ----------------  ---------------  ----------------

Diluted:
   Weighted average common stock
     outstanding during the period........         37,801,477       35,183,614        36,805,123        34,695,200

   Potential common shares under the
     treasury stock method assuming the
     exercise of options and warrants and
     the conversion of preferred stock and
     exchangeable stock of a subsidiary...          2,343,811        1,318,002         2,460,748         1,549,587
                                               ---------------  ----------------  ---------------  ----------------

         Total............................         40,145,288       36,501,616        39,265,871        36,244,787
                                               ---------------  ----------------  ---------------  ----------------
                                               ---------------  ----------------  ---------------  ----------------

   Net income as reported in condensed
     consolidated financial statements....     $    8,503,000   $    5,493,000    $   20,392,000   $    14,064,000
                                               ---------------  ----------------  ---------------  ----------------
                                               ---------------  ----------------  ---------------  ----------------

   Diluted Earnings Per Share.............     $         0.21   $         0.15    $         0.52   $          0.39
                                               ---------------  ----------------  ---------------  ----------------
                                               ---------------  ----------------  ---------------  ----------------

   See accompanying Notes to the Condensed Consolidated Financial Statements.